AVATAR

FOR IMMEDIATE RELEASE
Contact :
Avatar Holdings Inc.
201 Alhambra Circle
Coral Gables, FL 33134
Juanita I. Kerrigan
(305) 442-7000

AVATAR REPORTS FIRST QUARTER RESULTS OF OPERATIONS

Coral Gables, FL – May 10, 2010 – Avatar Holdings Inc. (NASDAQ-AVTR) today reported a net loss of $10,136,000 ($0.90 per share, diluted) on revenues of $9,623,000 for the quarter ended March 31, 2010, compared to a net loss of $8,594,000 ($0.99 per share, diluted) on revenues of $15,347,000 for the quarter ended March 31, 2009.

During the quarter, we closed on 28 homes, a 17.6% decrease from the 34 units closed during the first quarter of 2009. Dollar volume decreased by 29.7% to $5,451,000, compared to $7,755,000 for the first quarter of 2009.

The dollar volume of housing contracts signed, net of cancellations, during the first quarter of 2010 increased by 17.6% compared to the first quarter of 2009, or $12,154,000 compared to $10,338,000. The number of contracts signed, net of cancellations, increased by 5.3%, or 60 compared to 57 for the first quarter of 2009.

For the quarter ended March 31, 2010, we did not have sales of commercial, industrial and other land. For the quarter ended March 31, 2009, results included pre-tax income of $1,778,000 on revenues of $1,825,000 from commercial, industrial and other land sales.

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Avatar Holdings Inc. is primarily engaged in real estate operations in Florida and Arizona. Its principal real estate operations are conducted at Poinciana, Solivita and Bellalago in central Florida near Orlando, Seasons at Tradition in Port St. Lucie, Florida and at Rio Rico, south of Tucson, AZ. Avatar’s common shares trade on The Nasdaq Stock Market under the symbol AVTR.

Certain statements discussed herein or made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the stability of certain financial markets; disruption of the credit markets and reduced availability and more stringent financing requirements for commercial and residential mortgages of all types; the number of investor and speculator resale homes for sale and homes in foreclosure in our communities and in the geographic areas in which we develop and sell homes; the increased level of unemployment; the decline in net worth and/or of income of potential buyers; the decline in consumer confidence; the failure to successfully implement our business strategy; shifts in demographic trends affecting demand for active adult and primary housing; the level of immigration and migration into the areas in which we conduct real estate activities; our access to financing; construction defect and home warranty claims; changes in, or the failure or inability to comply with, government regulations; and other factors as are described in Avatar’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” included in its Annual Report on Form 10-K for the year ended December 31, 2009. At least 80% of active adult homes are intended for occupancy by at least one person 55 years or older.

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SELECTED FINANCIAL DATA FOR THE THREE MONTHS ENDED
MARCH 31, 2010 AND 2009
(Unaudited – Dollars in thousands except per share data)

	2010	2009
Revenues	$9,623	$15,347
Income loss before income taxes	($10,269)	($9,424)
Income tax benefit	$0	$830
Net loss attributable to non-controlling	($133)	$0
Interests
Net loss attributable to Avatar	($10,136)	($8,594)
Basic and diluted EPS	($0.90)	($0.99)

Selected Balance Sheet Data

	March 31, 2010	December 31, 2009
Cash and cash equivalents	$213,233	$217,132
Total assets	$586,438	$594,719
Notes, mortgage notes and other debt	$119,322	$119,002
Stockholders’ equity	$434,246	$444,101
Stockholders’ equity per share	$38.24	$39.11